Non-Employee Director Compensation
Effective April 2022

Board Members:

    Annual Retainer:                    $ 105,000

    Annual Equity Award:                $ 90,000 (1)(2)

                                $ 195,000

Lead Director Fee:            $ 20,000

Committee Chair Fees:

    Audit                    $ 15,000
    Compensation                $ 15,000
    Nominating & Governance        $ 10,000
    Regulatory & Compliance        $ 15,000

Meeting Fees:                $ 1,500 (3)

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Notes:
(1)Target Value of restricted stock units
(2)New Directors receive an award of a pro-rated number of shares of the most recent annual grant based on the months remaining until the next annual grant
(3)For meetings attended in excess of 24 in a year

Rev. April 1, 2022